Exhibit 99.1

Maestro Health, LLC. and Subsidiaries

Consolidated Financial Statements Years Ended December 31, 2021 and

2020

Mazars USA LLP is an independent member firm of Mazars Group.

Maestro Health, LLC. and Subsidiaries

Table of Contents

December 31, 2021 and 2020

Page(s)

Independent Auditor’s Report 1-2

Consolidated Balance Sheets 3-4

Consolidated Statements of Operations 5

Consolidated Statement of Members’ Deficit 6

Consolidated Statements of Cash Flows. 7

Notes to the Consolidated Financial Statements 8-16

Consolidating Balance Sheets 17-20

Consolidating Statements of Operations 21-22

Independent Auditor’s Report

To the Members and Managers of Maestro Health, LLC.

Opinion

We have audited the accompanying consolidated financial statements of Maestro Health, LLC. and subsidiaries (“Maestro”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, members’ (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maestro as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Maestro and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Maestro’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Maestro’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Maestro’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating balance sheets and consolidating statements of operations are presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

May 20, 2022

Maestro Health, LLC. and Subsidiaries

Consolidated Balance Sheets December 31, 2021 and 2020
	2021	2020
Assets Current Assets
Cash and cash equivalents	$ 11,488,444	$ 8,300,348
Accounts receivable	421,013	270,222
Miscellaneous receivables	1,614,519	10,186,254
Other current assets	1,594,174	1,966,628
Intercompany	304,536	171,272
Total current assets before funds held for clients	15,422,686	20,894,724
Funds held for clients	19,251,650	27,621,639
Total Current Assets	34,674,336	48,516,363
Property, Plant and Equipment, net of accumulated depreciation	4,457,256	5,555,175
Capitalized Development, net of accumulated depreciation	6,589,665	7,275,522
Other Noncurrent Assets	1,245,389	1,552,964
Total Assets	$ 46,966,646	$ 62,900,025

The accompanying notes are an integral part of these consolidated financial statements.

Maestro Health, LLC. and Subsidiaries

Consolidated Balance Sheets (Cont’d) December 31, 2021 and 2020
	2021	2020
Liabilities and Members' Deficit Current Liabilities
Accounts payable	$ 348,257	$ 192,619
Accrued payroll and related taxes	4,107,627	3,691,269
Other current liabilities	2,191,117	3,502,291
Revolving line of credit	53,400,000	31,400,000
Intercompany	1,501	-
Total current liabilities before funds held for clients	60,048,502	38,786,178
Funds held for clients	19,251,650	27,621,639
Total Current Liabilities	79,300,152	66,407,817
Other Liabilities, long-term	2,746,544	3,127,107
Total Liabilities	82,046,696	69,534,925
Commitments and Contingencies (see Note 5)	-	-
Members' Deficit
Additional paid-in capital	194,950,143	194,100,006
Retained earnings (deficit)	(230,030,193)	(200,734,907)
Total Members' Deficit	(35,080,050)	(6,634,901)
Total Liabilities and Members' Deficit	$ 46,966,646	$ 62,900,024

The accompanying notes are an integral part of these consolidated financial statements.

Maestro Health, LLC. and Subsidiaries

Consolidated Statements of Operations Year Ended December 31, 2021 and 2020
	2021	2020
Revenue, administrative service fees	$ 19,375,677	$ 19,360,757
Expenses Personnel and related expenses	33,226,412	34,789,614
Other selling, general and administrative expenses	11,401,024	13,888,597
Depreciation and amortization	3,329,689	4,318,867
Total Operating Expenses	47,957,125	52,997,078
Operating Income (Loss)	(28,581,448)	(33,636,321)
Other Expense (Income) Interest expense / (income)	157,621	133,225
Other expense/(income)	(277,345)	8,673,949
Total Other Expense (Income)	(119,724)	8,807,174
Loss From Operations Before Income Taxes	(28,461,724)	(42,443,494)
Income Tax Provision (Benefit)	833,562	10,793,510
Net Loss	$ (29,295,286)	$ (53,237,004)

The accompanying notes are an integral part of these consolidated financial statements.

Maestro Health, LLC. and Subsidiaries

Consolidated Statement of Members’ Deficit Years Ended December 31, 2021 and 2020

Common Stock Membership Units Additional Retained

Shares Amount Units Amount Paid-in Capital Deficit Total

Balance, January 1, 2020	948	$ - -	$ - $ 194,100,006	$ (147,497,903)	$ 46,602,103
Net loss	-	- -	- -	(53,237,004)	(53,237,004)
Balance, December 31, 2020	948	$ - -	$ - $ 194,100,006	$ (200,734,907)	$ (6,634,901)
Net loss	-	- -	- -	(29,295,286)	(29,295,286)
Additional paid in capital (Tax benefit reimbursement)		-	- 850,137		850,137
Balance, December 31, 2021	948	$ - 948	$ - $ 194,950,143	$ (230,030,193)	$ (35,080,050)

* On December 17, 2020, Maestro Health, Inc. was converted into Maestro Health, LLC. As a consequence, all outstanding shares of Common Stock were retired and converted into Membership Units.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows Years Ended December 31, 2021 and 2020
	2021	2020
Operating Activities Net loss	$ (29,295,286)	$ (53,237,004)
Adjustments to reconcile to net cash from operating activities: Depreciation and amortization	3,329,689	4,318,867
Impairment Loss	-	8,399,716
Capital (Gains)/Losses	(912)	35,835
Deferred income taxes Changes in operating assets and liabilities, net of acquisition: Accounts receivable	- (150,791)	17,156,348 193,378
Miscellaneous receivables and other assets	9,251,764	1,253,654
Accounts payable	155,639	(235,643)
Accrued payroll and related taxes	416,358	719,140
Other current liabilities and accrued expenses	(1,311,174)	(1,048,284)
Other long-term liabilities	(380,563)	2,563,343
Net change in intercompany accounts	(131,764)	160,939
Total adjustments	$ 11,178,247	$ 33,517,294
Net Cash Used in Operating Activities	$ (18,117,040)	$ (19,719,710)
Investing Activities Capitalized development costs	(1,542,556)	(3,520,029)
Purchase of property and equipment	(2,445)	(4,058,732)
Net Cash Used in Investing Activities	$ (1,545,001)	$ (7,578,761)
Financing Activities Proceeds from APIC (tax benefit reimbursement)	850,137	-
Proceeds from issuance of debt	22,000,000	31,400,000
Net Cash Provided By Financing Activities	22,850,137	31,400,000
Net Change in Cash and Cash Equivalents	$ 3,188,096	$ 4,101,529
Cash and Cash Equivalents, beginning of year	$ 8,300,348	$ 4,198,819
Cash and Cash Equivalents, end of year	$ 11,488,444	$ 8,300,348
Supplemental Disclosure of Cash Flow Information Cash paid for interest	$ 161,283	$ 143,771
Cash paid for taxes	$ -	$ -
Supplemental Disclosure of Non-Cash Investing Activities Issuance of membership units as consideration for earn-out payable	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Maestro Health, LLC. and Subsidiaries

Notes to the Consolidated Financial Statements Years Ended December 31, 2021 and 2020

1.
Organization, Nature of Operations, and Summary of Significant Accounting Policies Organization, Nature of Operations, and Management Plans

Maestro Health, LLC and Subsidiaries (the “Company”) is a Self-Funded Health Plan service provider which delivers a complete, all-in employee health and benefits solution to brokers, carriers, and employers.

Maestro Health, LLC is a Delaware domiciled limited liability company owned 100% by the AXA Group. It was formerly known as Maestro Health Inc., a Delaware domiciled corporation, which was organized on May 2, 2013. Maestro Health, Inc. converted to Maestro Health, LLC effective as of December 17, 2020. The Company’s services help employers control all aspects of the complex employee health and benefits system. The Company owns and operates self-funded insurance administration, benefits administration, enrollment, ACA compliance, consumer directed health care account administration, medical management, and consolidated billing solution applications, unifying them on a single, comprehensive mobile and web platform. In 2021, the Company added an Out of Network Repricing Solution and an Rx Patient Assistance Program to its service offerings. The Company provides services to clients throughout the United States from offices in Chicago, Illinois (headquarters); Charlotte, North Carolina; Southfield, Michigan; and Bethesda, Maryland.

The Company has experienced operating losses and negative cash flows from operations since inception and has been primarily funded with equity contributions and proceeds under credit facilities. At December 31, 2021 the Company has total members’ deficit of $35,080,050 and an accumulated deficit of $230,030,194 largely driven by the impairment of intangible assets in 2019 and 2020. The Company has implemented a change in business focus leading to a transition away from certain non-profitable business lines and has refocused the strategy towards self-funded solutions. The revised business plan indicates that the Company will achieve breakeven by 2023 and profitability in 2024 and thereafter. There can be no assurance these plans will be successful. In addition, the Company will benefit from the support of its sole shareholder, the AXA Group, to support the investments required as part of its strategic plan. In this context, the Company has received written assurances from the AXA Group that additional investment and loan extensions will be provided, if needed, which management believes will be sufficient to continue as a going concern through May 20, 2023.

Consolidation

The consolidated financial statements include the financial results of Maestro Health, Inc. and its wholly owned subsidiaries. The wholly owned subsidiaries are Integra Employer Health, LLC, Context Benefit Advisors, LLC, Workable Solutions, LLC, and Group Associates, Inc. Intercompany balances and transactions have been eliminated in consolidation. A formerly wholly owned subsidiary, IntegraHealth Management, LLC, was dissolved as of September 26, 2019. Colton Groome Benefit Advisors, LLC was renamed Context Benefit Advisors, LLC as of October 16, 2019.

Use of Estimates

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates and assumptions are used for, but not limited to, establishing the allowance for doubtful accounts, purchase price allocations, depreciation and amortization useful lives, capitalization of development costs, asset impairment evaluations, deferred tax assets and liabilities, rebate receivables, stock-based compensation, and other contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed federally insured limits. The Company has never experienced losses related to these balances.

Accounts Receivable

The Company evaluates historical information and current economic conditions, as well as individual account histories when establishing the allowance for doubtful accounts. The policy for reserving for uncollectible accounts is to do so once accounts become over 180 days outstanding or the customer has filed for bankruptcy. As of December 31, 2021 and 2020, the Company recorded $6,375 and $141,544 in the

Maestro Health, LLC. and Subsidiaries

allowance for doubtful accounts, respectively.

Miscellaneous Receivables

The Company accounts for other miscellaneous receivables for unsettled transactions and other monetary obligations owed by other debtors. The miscellaneous receivables classified in current assets are related to client activities due to the Company from other debtors for referral, commission, and rebate income.

Funds Held for Clients and Custodial Receivables (Payables)

The Company holds funds for clients in the form of custodial cash. These amounts are held to pay claims, stop loss premiums, and medical, dental, and voluntary insurance premiums on behalf of clients and participants. This custodial cash is shown on the Company’s consolidated balance sheets as part of funds held for clients and custodial receivables (payables) as an asset and a corresponding liability.

In its capacity as a third-party administrator, the Company bills and collects insurance premiums from benefits administration clients on behalf of insurance carriers and collects payments from self-funded clients for the purpose of paying health insurance claims of their employees. Billings and payments called are reflected as receivables with a corresponding liability recorded as part of funds held for clients and custodial receivables (payables). The Company will not pay the liability until the receivable has been fully funded.

Property and Equipment

Property and equipment, other than property and equipment acquired in acquisitions as described in Note 2, are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using a straight-line method applied to useful lives as follows:

Furniture and equipment 7 years

Marketing equipment 7 years

Computer equipment 5 years

Telephone systems 5 years

Leasehold improvements 3 years or remaining life of lease Software 3 years

Repairs and maintenance are expensed when incurred and expenditures for improvements are capitalized. Upon sale or retirement, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in operations.

Software Development Costs

Software development costs are accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 985-20 if the software is to be sold, leased or otherwise marketed, or by FASB ASC Subtopic 350-40 if the software is for internal use. For internal use software, capitalization of software development costs begins during the application development stage and concludes when the product is substantially complete and ready for its intended use. The ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future product revenue and related cash flows, estimated economic product lives, and changes in software and hardware technology. The capitalized software development cost at December 31, 2021 and 2020 was $11,494,627 and $9,952,071, respectively. The costs capitalized in 2020 and 2021 relate to various ongoing development projects related to the Company’s mobile and web platform. Once software projects become available for general release, the Company begins to amortize the costs over the related project’s estimated economic useful life to Depreciation and Amortization expense. Accumulated amortization was $4,904,962 and $2,676,549 as of December 31, 2021 and 2020, respectively.

Long-Lived Assets

The Company periodically reviews the carrying value of long-lived assets for recoverability or whenever events or changes in circumstances indicate that such amounts have been impaired. The Company’s method for measuring impairment of long-lived assets is an undiscounted cash flow basis. Impairment indicators include, among other conditions, cash flow deficits, historic or anticipated decline in revenue or operating profit, and a material decrease in the fair value of some or all of the assets. If such impairment exists, the carrying value of the asset is reduced to its estimated fair value based on discounted cash flows. As of December 31, 2020, management chose to impair its long-lived assets in the amount of $7,756,713. After this impairment, the Company does not have intangible assets.

Maestro Health, LLC. and Subsidiaries

Maestro Health, LLC. and Subsidiaries

Business Combinations

When the Company acquires businesses or business assets in a business combination, the total consideration paid is allocated to the fair value of the tangible assets, liabilities, and identifiable intangible assets acquired. Any residual purchase consideration is recorded as goodwill. The allocation of the purchase price requires management to make significant estimates in determining the fair values of assets acquired, and liabilities assumed. These estimates are based on the application of valuation models using historical experience and information from independent valuation consultants. These estimates can include, but are not limited to, the cash flows that an asset is expected to generate in the future, the appropriate weighted- average cost of capital, the cost savings expected to be derived from acquiring an asset and estimated earn- out liabilities based on future results. These estimates are inherently uncertain and unpredictable. In addition, unanticipated events and circumstances may occur which may affect the accuracy or validity of these estimates. Acquisition-related costs are expensed as incurred. Refer to Note 2 for further information.

Definite Life Intangible Assets

Client contracts and lists, developed technology, non-compete agreements, and certain other trade names were recorded at their estimated fair value at the date of each respective acquisition and are amortized over their estimated useful lives generally ranging from one to 15 years using the straight-line method. The Company evaluates definite life intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset might not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset are less than its’ carrying amount. At March 1, 2018, all intangible assets were marked to net book value and revalued at fair market value as a result of the AXA Acquisition. As of December 31, 2020, there were impairment charges fully impairing the remaining definite lived intangible assets, which is further discussed in Note 3. As of December 31, 2021 and 2020, the net book value of the intangible assets remains zero.

Employee Benefit Plan

The Company has established a voluntary investment plan that covers all eligible employees. Employees may elect to contribute up to 100% of gross salary to this plan, and the Company matches the employee contribution up to 2% of gross salary, up to the 2021 IRS limit of $19,500. Non-elective employer contributions vest immediately at the rate of 100%. Contributions made to or on the behalf of employees under these plans were $297,837 as of December 31, 2021 and $188,184 as of December 31, 2020. Contributions made by the employees amounted to $1,332,661 at December 31, 2021 and $1,560,395 at December 31, 2020.

.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP. The revenue standard’s core principle is built on the contract between a vendor and a client for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled.

The Company’s policy is to begin to record revenue only when the following criteria are met:

1)
Persuasive evidence of an arrangement exists – The Company has obtained a signed contract from the client as evidence of an arrangement.

2)
Performance Obligation identified – The company identifies its performance obligations under the contract.
3)
The transaction price is fixed or determinable – The arrangement indicates the price of the service and the related payment terms are within a reasonably short time period from the rendering of service.

4)
The transaction price is allocated to each performance obligation – The company allocates the transaction price to each performance obligation whenever that price is quoted to the customer at a summary level.

5)
Delivery has occurred – Service has been delivered to the client, depending on the applicable terms.

6)
Collectability is probable – The Company sells to clients it deems creditworthy.

Maestro Health, LLC. and Subsidiaries

The Company’s revenues are largely attributable to administrative service fees collected from employers on a per member basis, medical management fees charged on an hourly basis, as well as commission income on the repricing of out of network claims, the Rx savings achieved and insurance products sold. In accordance with the above-outlined policy and with the various administrative service agreements with clients, fees associated with services are recognized in the period such services are rendered and earned.

The Company also has certain revenue associated with client agreements where services are provided over a contract period that spans multiple months. Revenue for these arrangements is recognized under the proportional performance method on a ratable basis over the period of the entire arrangement.

Income Taxes

In 2015, the Company adopted ASU 2015-17, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the Consolidated Balance Sheets. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more-likely-than-not that a portion of the deferred tax asset balance will not be realized. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Historically, due to the Company’s losses in certain jurisdictions, it was more-likely-than-not that certain federal and state deferred tax assets would not be realized. As of December 31, 2021 and 2020 the Company recorded a deferred tax asset of $0, as further discussed in Note 5.

The Company follows the provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” which seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Under ASC 740-10-25, an organization must recognize the tax benefit associated with tax positions taken for tax return purposes when it is more likely than not that the position will be sustained. The Company recognizes any corresponding interest and penalties associated with its income tax positions in income tax expense.

Paid Time Off (PTO)

The Company accrues for employee vacation when the rights vest and accumulate and such amounts can be reasonably estimated.

Fair Value of Financial Instruments

The carrying values of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Company believes that the current carrying amount of its notes payable approximates fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company grants credit to clients of various sizes throughout the United States. For the years ended December 31, 2021 and 2020, one client made up approximately 18% and 11%, respectively, of total revenues. As of December 31, 2021 and 2020, one client made up approximately 16% and 14%, respectively, of accounts receivable. The Company does not have any significant suppliers.

Trust Assets and Liabilities

In its capacity as a third-party administrator, the Company bills and collects insurance premiums from benefits administration clients on behalf of insurance carriers and collects payments from self-funded clients for the purpose of paying health insurance claims of their employees. Billings and payments called are reflected as receivables with a corresponding liability recorded as premiums payable or as claims payable. The Company will not pay the liability until the receivable has been fully funded.

Maestro Health, LLC. and Subsidiaries

Reclassifications

With the implementation of the new billing system for self-funded clients in 2021, the related fee collected from clients and remittance via automated payments to the Brokers are no longer recognized as pass through revenue and expense, which is consistent with ASC 606. Appropriate reclass net-off’s are made for prior year consolidated statement of operations to confirm with current year presentation.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02, “Leases,” which establishes a comprehensive new lease accounting model. ASU 2016-02 clarifies the definition of a lease and causes lessees to recognize leases on the balance sheets as a lease liability with a corresponding right-of-use asset for leases with a lease term of more than one year. ASU 2016-02 is effective for financial statements issued for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. ASU 2016- 02 requires a modified retrospective transition for capital or operating leases existing at or entered into after the beginning of the earliest comparative period presented in the financial statements, but it does not require transition accounting for leases that expire prior to the date of initial application. FASB extended this deadline from 2020 to 2022 due to the coronavirus crisis. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Subsequent Events

The Company has evaluated subsequent events through May 20, 2022, the date the consolidated financial statements were available to be issued. Refer to Note 8 for a summary of significant subsequent events.

Transactions

The transactions below were accounted for as business combinations in accordance with ASC 805, “Business Combinations.” The 2021 and 2020 operating results include the effects of the acquisitions from the transaction date forward.

Acquisition by AXA S.A.

On January 22, 2018, the Company entered into a merger agreement with AXA S.A. (and its designated subsidiaries) to merge entities with the Company, selling all its issued and outstanding shares. This transaction was accounted for as a business combination in accordance with ASC 805, “Business Combinations”. The 2019 operating results include the effects of the acquisition from the transaction date forward.

Series A participating convertible preferred stock received its Series A preference amount to include cumulative dividends and the per common share Merger Consideration. Series B non-participating convertible preferred stock received its Series B preference amount. The transaction qualified as a Liquidity Event in accordance with the 2014 Stock Option and Incentive Plan (as amended) for each holder of In-Money Options which became fully vested and exchanged for an amount equal to the per common share less the exercise price of such In-Money Options. After other monetary obligations were met and deducted from the proceeds, the per common stock share price was calculated to be $0.63. As of December 31, 2019, reserves held in escrow have been fully distributed; the Closing Adjustment Escrow was distributed on July 31, 2018, for

$3,737,416; and the Indemnity Escrow was distributed on December 20, 2019, for $4,975,000. As of December 31, 2019, reserves of $500,000 were being held for the Expense Fund; the Expense Fund was distributed as of February 27, 2020, for the amount of $268,429, with the remainder having been used as expense.

Context Benefit Advisors

On May 21, 2020, an Asset Purchase Agreement was executed by and among Context Benefit Advisors, LLC (“Context Benefit Advisors”), a wholly owned subsidiary of Maestro Health, LLC, and The Hilb Group of North Carolina, LLC, (“Hilb”) whereby Context Benefit Advisors sold to Hilb a portfolio of brokerage contracts, for an upfront cash consideration of $36,000. All assets in scope were subsequently transferred to Hilb.

Maestro Health, LLC. and Subsidiaries

Group Associates

On December 28, 2020, an Asset Purchase Agreement was executed by and among Group Associates, Inc. (“Group Associates”), a wholly owned subsidiary of Maestro Health, LLC, and Benefit Partner, LLC d/b/a Salus Group (“Salus”), whereby Group Associates sold to Salus a portfolio of benefit administration and brokerage contracts, for an upfront consideration of $200,000. The transfer of the assets was completed during the second quarter of 2021 and trailing commissions due were settled by December 31, 2021.

2.
Property and Equipment

At December 31, 2021 and 2020, property and equipment were comprised of the following:

	2021	2020
Furniture, fixtures, and equipment	$ 7,443,136	$ 7,526,829
Less accumulated deprecation and amortization	2,985,880	1,971,654
	$ 4,457,256	$ 5,555,175

Depreciation and amortization expense was $1,101,276 and $1,010,161 for the years ended December 31, 2021 and 2020, respectively.

3.
Intangible Assets

Amortizable Intangible Assets

The gross carrying amount, accumulated amortization, and weighted-average amortization period, by class and in total, at December 31, 2021 and 2020, were as follows:

December 31, 2021

Intangible Asset	Gross Amount	Impairment	Accumulated Amortization	Net Amount		Original Weighted Average Amortization Period (Years)
Customer list	$ 7,300,000	$ 5,961,667	$ 1,338,333		$-	10.0
Non-compete	1,700,000	661,111	1,038,889		-	3.0
Trade name	22,500,000	17,579,082	4,920,918		-	10.0
Purchased tech	21,300,000	12,542,632	8,757,368		-	5.0
	$ 52,800,000	$ 36,744,492	$ 16,055,508		$-	7.8
December 31, 2020
						Original
						Weighted Average
	Gross		Accumulated	Net		Amortization
Intangible Asset	Amount	Impairment	Amortization	Amount		Period (Years)
Customer list	$ 7,300,000	$ 5,961,667	$ 1,338,333		$-	10.0
Non-compete	1,700,000	661,111	1,038,889		-	3.0
Trade name	22,500,000	17,579,082	4,920,918		-	10.0
Purchased tech	21,300,000	12,542,632	8,757,368		-	5.0
	$ 52,800,000	$ 36,744,492	$ 16,055,508		$-	7.8

Amortization expense for intangible assets was $0 and $1,743,286 for the years ended December 31, 2021 and 2020, respectively.

Maestro Health, LLC. and Subsidiaries

The Company recorded intangible asset impairment of $7,756,714 as of December 31, 2020. After this impairment, the Company does not have intangible assets.

4.
Commitments and Contingencies

Leases

The Company has various non-cancelable operating lease agreements for office space and other equipment through 2028. Rent expense for the years ended December 31, 2021 and 2020 was $1,603,170 and

$1,433,568, respectively.

On March 1, 2018, the Company entered into a lease agreement for premises, comprised of 10,019 rentable square feet, in Southfield, Michigan. The lease term commenced on July 2, 2018 and will continue through and expire on July 31, 2023. In accordance with the commencement of this lease agreement, the Company vacated its premises (and terminated its lease) in Bingham Farms, Michigan.

On July 24, 2018, the Company entered into an amended lease agreement for the Company’s corporate headquarters in Chicago, Illinois, where the Company expanded its occupied premises, extended the lease term, and modified other general lease provisions. The Company expanded its occupied premises by an additional 4,905 rentable square feet. The lease term commenced on November 1, 2018 and will continue through and expire on September 30, 2028.

On July 8, 2019, the Company entered into a lease agreement with Regus, in Bethesda, Maryland, for Office 719. The lease term commenced on July 15, 2019 and the current extension will expire on July 31, 2022. The Company intends to extend the lease at renewal through July 31, 2023.

On October 25, 2019, the Company entered into a lease agreement for residential housing for one of the Company’s Executive Officers. The premises are comprised of 3,200 rentable square feet, in Chicago, Illinois. The lease term commenced on December 1, 2019 and will continue through and expire on November 30, 2023.

On December 19, 2019, the Company entered into a lease agreement for premises comprised of 31,475 rentable square feet in Charlotte, North Carolina. The lease term commenced on June 1, 2020 and will continue through and expire on May 31, 2029. In accordance with the commencement of this lease agreement, the Company vacated its prior office premises in Charlotte, North Carolina and terminated that lease at its expiration date of September 30, 2021.

On May 20, 2020, the Company entered into a lease agreement with Regus, in Bethesda, Maryland, for Office 720. The lease commenced on July 1, 2020 and was on a month-to-month basis. This lease was terminated on September 30, 2021.

The future minimum lease payments required for each of the following fiscal years ending are:

2022	$ 1,461,982
2023	1,407,358
2024	1,266,301
2025	1,309,409
2026 and beyond	5,404,435
$ 10,849,485

Legal Proceedings

From time to time, the Company is involved in various litigation matters arising in the ordinary course of its business. The Company is currently a party to a collection claim wherein the Plaintiff, due to their acquisition of accounts receivable of several providers, is looking to recover amounts owed to said providers in the amount of $1,005. A settlement was reached for $500 for a full release and dismissal from the lawsuit. The Company is also party to a dispute with a former employee and the Company has prevailed on its motion for

Maestro Health, LLC. and Subsidiaries

summary disposition in the Circuit Court. The former employee has appealed, and the case remains in the Michigan Court of Appeals. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity financial position, results of operations, or liquidity.

5.
Income Taxes

The benefit / (expense) for income taxes for the years ended December 31, 2021 and 2020 consisted of the following components:

	2021	2020
Current: Federal	$ (833,562)	$ 7,922,843
State	-	(1,560,005)
Total current benefit/(expense)	(833,562)	6,362,838
Deferred: Federal	-	(14,064,139)
State	-	(3,092,209)
Total deferred benefit/(expense)	-	(17,156,348)
Total benefit/(expense) for income taxes.	$ (833,562)	$ (10,793,510)

A reconciliation of the U.S. federal statutory tax rate to the effective rates reported for income before taxes for the years ended December 31, 2021 and 2020 is as follows:

	2021		2020
Provision for taxes at U.S. statutory rate		0.0%	21.0%
% State income taxes - net of federal benefit		0.0%	-11.0%
Non-deductible expenses		0.0%	0.0%
Impairment expense		0.0%	0.0%
Deferred conversion to LLC		0.0%	-34.7%
Other		0.0%	-0.7%
Valuation		0.0%	0.0%
Effective tax rate		0.0%	-25.4%

Effective December 17, 2020, the Company elected to convert to a Limited Liability Corporation (LLC) owned by two partners. As a result, the Company will now be treated as a partnership and wrote off its deferred balances. For the 2021 reporting year, the Company’s net losses are absorbed by their owner/partners and reported within their financial statements. An agreement exists between the parties that any tax benefit that accrues to the partners from the Company’s net losses will be reinvested in the Company once those figures are finalized.

As of December 31, 2021, the Company did not have any material uncertain tax positions. The Company does not expect any material changes to its unrecognized tax benefits within the next 12 months. The Company classifies uncertain tax positions as non-current income tax liabilities unless expected to be paid within one year or otherwise directly related to an existing deferred tax asset, in which case the uncertain tax position is recorded net of the asset on the balance sheets. Interest and penalties are recognized in income tax expense. As of December 31, 2021, there were no accrued interest and penalties related to uncertain tax positions. The Company has filed income tax returns in the U.S. federal jurisdiction for all years since inception in 2013. For taxation years before 2017, the Company is no longer subject to U.S. Federal or state income tax examinations.

Maestro Health, LLC. and Subsidiaries

6.
Debt

On February 5, 2020, the Company entered into a $10,000,000 loan agreement with AXA S.A., with a termination date as of August 5, 2020. The loan was received in full by the Company on February 5, 2020. On August 5, 2020, the loan was subsequently increased to $21,400,000, with a new termination date as of August 5, 2021. The additional amount was received in full by the Company on August 5, 2020. On August 5, 2021, the loan was extended to a termination date as of July 5, 2022.

On April 15, 2020, the Company entered into a $10,000,000 loan agreement with AXA S.A., with a termination date as of October 15, 2020. The loan was received in full by the Company on April 15, 2020. On October 15, 2020, the loan was extended to a termination date as of October 15, 2021. On October 13, 2021, the loan was extended to a termination date as of July 5, 2022.

On February 24, 2021, the Company entered into a $10,000,000 loan agreement with AXA S.A., with a termination date as of February 28, 2022. The loan was received in full by the Company on February 26, 2021.

On June 17, 2021, the Company entered into a $12,000,000 loan agreement with AXA S.A., with a termination date as of June 17, 2022. The loan was received in full by the Company on June 17, 2021.

7.
Common Stock

On December 17, 2020, Maestro Health, Inc. was converted into Maestro Health, LLC. As a consequence, all 948 outstanding shares of Common Stock were retired and converted into 948 Membership Units. The total membership units are held by the Company’s two owners. AXA Holdings U.S. Holdings, Inc. has 748 membership units and Seaview Re Holdings Inc. has 200 membership units. There have been no changes in membership units as of December 31, 2021.

8.
Subsequent Events Financing

On February 24, 2022, the Company renewed a $10,000,000 loan agreement with AXA S.A., with a termination date of July 5, 2022. All outstanding loans totaling $53.4m will be consolidated into one loan in April 2022.

Workforce Reduction

Effective March 31, 2022, the Company reduced its workforce by 41 employees. The reduction is part of the revised business plan and is intended to reduce the need for AXA loans beyond 2022.

Maestro Health, LLC. and Subsidiaries

Consolidating Balance Sheets

December 31, 2021
	Maestro	Integra	Context		Workable Group
	Health	Employer Health	Benefit Advisors		Solutions Associates	Eliminations	Consolidated
Assets Current Assets
Cash and cash equivalents	$ 11,012,473	$ 340,201	$ 65,074	$	- $ 70,696	$ -	$ 11,488,444
Accounts receivable	-	217,005	-		- $ 204,008	-	421,013
Miscellaneous receivables	216,141	623,272	1,262		- $ 773,844	-	1,614,519
Other current assets	1,463,736	41,221	-		- $ 89,216	-	1,594,174
Intercompany	121,937,480	110,623,760	826,737		- $ 21,150,633	(254,234,074)	304,536
Total current assets before funds held for clients	134,629,830	111,845,459	893,073		- 22,288,397	(254,234,074)	15,422,686
Funds held for clients	-	17,367,203	-		27,165 1,857,283	-	19,251,650
Total Current Assets	134,629,830	129,212,662	893,073		27,165 24,145,680	(254,234,074)	34,674,336
Property, Plant and Equipment, net of accumulated depreciation	3,602,642	823,710	-		- 30,904	-	4,457,256
Capitalized Development, net of accumulated depreciation	6,589,665	-	-		- -	-	6,589,665
Deferred Tax Asset	-	-	-		- -	-	-
Other Noncurrent Assets	6,329,624	1,000,000	-		- -	(6,084,235)	1,245,389
Total Assets	$ 151,151,761	$ 131,036,372	$ 893,073		$27,165 $ 24,176,584	$ (260,318,309)	$ 46,966,646

Maestro Health, LLC. and Subsidiaries

Consolidating Balance Sheets

December 31, 2021 - Continued
	Maestro	Integra	Context	Workable	Group
	Health	Employer Health	Benefit Advisors	Solutions	Associates	Eliminations	Consolidated
Liabilities and Members' Deficit Current Liabilities
Accounts payable	$ 266,332	$ 81,925	$ -	$ -	$ -	$ -	$ 348,257
Accrued payroll and related taxes	4,107,627	-	-	-	-	-	4,107,627
Other current liabilities	1,004,578	851,356	-	-	335,183	-	2,191,117
Revolving line of credit	53,400,000	-	-	-	-	-	53,400,000
Intercompany	127,463,052	107,749,667	874,028	-	18,148,828	(254,234,075)	1,501
Total current liabilities before funds held for clients	186,241,589	108,682,948	874,028	-	18,484,011	(254,234,075)	60,048,502
Funds held for clients	-	17,367,203	-	27,165	1,857,283	-	19,251,650
Total Current Liabilities	186,241,589	126,050,151	874,028	27,165	20,341,294	(254,234,075)	79,300,152
Other Liabilities, long-term	598,460	2,148,085	-	-	-	-	2,746,544
Total Liabilities	186,840,049	128,198,236	874,028	27,165	20,341,294	(254,234,075)	82,046,696
Commitments and Contingencies (see Note 5)
Members' Deficit
Additional paid-in capital	195,048,936	30,512,320	98,792	5,954,422	2,864,607	(39,528,934)	194,950,143
Retained earnings (deficit)	(230,737,224)	(27,674,184)	(79,747)	(5,954,422)	970,683	33,444,700	(230,030,193)
Total Members' Deficit	(35,688,288)	2,838,136	19,045		3,835,290	(6,084,234)	(35,080,050)
Total Liabilities and Members' Deficit	$ 151,151,761	$ 131,036,372	$ 893,073	$ 27,165	$ 24,176,584	$ (260,318,309)	$ 46,966,646

Maestro Health, LLC. and Subsidiaries

Consolidating Balance Sheets

December 31, 2020
	Maestro Health	Integra Employer Health	Context Benefit Advisors	Workable Group Solutions Associates	Eliminations	Consolidated
Assets
Current Assets Cash and cash equivalents	$ 7,623,295	$ 570,028	$ 73,522	$ - $ 33,503	$ -	$ 8,300,348
Accounts receivable	94,637	35,367	-	- 140,219	-	270,222
Miscellaneous receivables	7,653,116	1,335,749	2,454	- 1,194,935	-	10,186,254
Other current assets	1,795,318	163,471	-	- 7,839	-	1,966,628
Intercompany	102,102,729	88,485,456	776,548	- 18,631,951	(209,825,413)	171,272
Total current assets before funds held for clients	119,269,095	90,590,071	852,524	- 20,008,447	(209,825,413)	20,894,724
Funds held for clients	-	18,369,783	-	27,165 9,224,691	-	27,621,639
Total Current Assets	119,269,095	108,959,854	852,524	27,165 29,233,138	(209,825,413)	48,516,363
Property, Plant and Equipment, net of accumulated depreciation	4,342,472	1,163,871	-	- 48,832	-	5,555,175
Capitalized Development, net of accumulated depreciation	7,275,522	-	-	- -	-	7,275,522
Deferred Tax Asset	-	-	-	- -	-	-
Other Noncurrent Assets	3,282,794	1,200,080	-	- -	(2,929,910)	1,552,964
Intangible Assets, net	-	-	-	- -	-	-
Goodwill, net	-	-	-	- -	-	-
Total Assets	$ 134,169,883	$ 111,323,805	$ 852,524	$ 27,165 $ 29,281,970	$ (212,755,323)	$ 62,900,024

Maestro Health, LLC. and Subsidiaries

Consolidating Balance Sheets

December 31, 2020– Continued
	Maestro	Integra	Context	Workable	Group
	Health	Employer Health	Benefit Advisors	Solutions	Associates	Eliminations	Consolidated
Liabilities and Members' Deficit Current Liabilities
Accounts payable	$ 106,536	$ 86,083	$ -	$ -	$ -	$ -	$ 192,619
Accrued payroll and related taxes	2,596,179	770,412	-	-	324,678	-	3,691,269
Other current liabilities	2,348,335	544,265	220	-	609,471	-	3,502,291
Revolving line of credit	31,400,000	-	-	-	-	-	31,400,000
Intercompany	103,866,321	88,177,655	863,231	3,024	16,915,181	(209,825,413)	(1)
Total current liabilities before funds held for clients	140,317,371	89,578,415	863,451	3,024	17,849,330	(209,825,413)	38,786,178
Funds held for clients	-	18,369,783	-	27,165	9,224,691	-	27,621,639
Total Current Liabilities	140,317,371	107,948,198	863,451	30,189	27,074,021	(209,825,413)	66,407,817
Other Liabilities, long-term	518,130	2,608,978	-	-	-	-	3,127,107
Total Liabilities	140,835,501	110,557,176	863,451	30,189	27,074,021	(209,825,413)	69,534,925
Commitments and Contingencies (see Note 5)
Members' Deficit
Additional paid-in capital	194,198,799	30,512,320	98,793	5,954,422	2,864,607	(39,528,934)	194,100,006
Retained earnings (deficit)	(200,864,417)	(29,745,691)	(109,721)	(5,957,446)	(656,657)	36,599,024	(200,734,907)
Total Members' Deficit	(6,665,618)	766,629	(10,928)	(3,024)	2,207,950	(2,929,910)	(6,634,901)
Total Liabilities and Members' Deficit	$ 134,169,883	$ 111,323,805	$ 852,524	$ 27,165	$ 29,281,970	$ (212,755,323)	$ 62,900,024

Maestro Health, LLC. and Subsidiaries

Consolidating Statements of Operations

Year ended December 31, 2021

Revenue, administrative service fees	Maestro Health $ 273	Integra Employer Health $ 17,614,650	Context Benefit Advisors $ 40,158	$ Workable Solutions	Group Associates - $ 1,720,596	$ Eliminations	Consolidated - $ 19,375,677
Expenses
Personnel and related expenses	21,744,095	11,482,318	-	-	-	(1)	33,226,412
Other selling, general and administrative expenses	7,510,264	3,818,322	134	(3,024)	75,328	-	11,401,024
Depreciation and amortization	3,073,566	242,503	-	-	13,620	-	3,329,689
Total Operating Expenses	32,327,925	15,543,143	134	(3,024)	88,948	(1)	47,957,126
Operating Income (Loss)	(32,327,652)	2,071,507	40,024	3,024	1,631,648	1	(28,581,449)
Other Expense (Income)	-	-	-	-	-	-	-
Interest expense/(income)	157,621	-	-	-	-	-	157,621
Intercompany expense (income)	(10,051)	-	10,051	-	-	-	-
Other expense/(income)	(281,653)	-	-	-	4,308	-	(277,345)
Total Other Expense (Income)	(134,083)	-	10,051	-	4,308	-	(119,724)
Equity in Earnings of Affiliates	3,154,324	-	-	-	-	(3,154,324)	-
Income (Loss) From Operations Before Income Taxes	(29,039,245)	2,071,507	29,973	3,024	1,627,340	(3,154,323)	(28,461,724)
Income Tax Provision (Benefit)	833,562	-	-	-	-	-	833,562
Net Income (Loss)	$ (29,872,807)	$ 2,071,507	$ 29,973	$ 3,024	$ 1,627,340	$ (3,154,323)	$ (29,295,286)

Maestro Health, LLC. and Subsidiaries

Consolidating Statement of Operations

Year ended December 31, 2020

	Maestro Health	Integra Employer Health	Context Benefit Advisors	Workable Solutions	Group Associates	Eliminations	Consolidated
Revenue, administrative service fees	$ 1,042,277	$ 15,304,721	$ 80,778	$ -	$ 2,932,982	$ -	$ 19,360,757
Expenses Personnel and related expenses	15,462,540	15,330,193	40,650	-	3,956,230	-	34,789,614
Other selling, general and administrative expenses	10,058,064	3,755,140	1,748	-	73,646	-	13,888,597
Depreciation and amortization	4,047,973	249,558	-	-	21,336	-	4,318,867
Total Operating Expenses	29,568,577	19,334,891	42,398	-	4,051,212	-	52,997,078
Operating Income (Loss)	(28,526,300)	(4,030,170)	38,380	-	(1,118,230)	-	(33,636,321)
Other Expense (Income) Interest expense/(income)	133,225	-	-	-	-	-	133,225
Intercompany expense (income)	(3,826,735)	3,846,318	23,144	-	(42,727)	-	-
Other expense/(income)	8,158,872	11,997	-	643,003	(139,923)	-	8,673,949
Total Other Expense (Income)	4,465,362	3,858,315	23,144	643,003	(182,650)	-	8,807,174
Equity in Earnings of Affiliates	(9,585,451)	-	-	-	1	9,585,451	1
Income (Loss) From Operations Before Income Taxes	(42,577,113)	(7,888,485)	15,236	(643,003)	(935,579)	9,585,451	(42,443,494)
Income Tax Provision (Benefit)	10,793,510	-	-	-	-	-	10,793,510
Net Income (Loss)	$ (53,370,623)	$ (7,888,485)	$ 15,236	$ (643,003)	$ (935,579)	$ 9,585,451	$ (53,237,004)

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